LIMITED POWER OF ATTORNEY FOR
                       To Sign Forms 3, 4, 5 and 144

	The undersigned director/officer of Anixter International Inc. ("Issuer") hereby authorizes John Dul, Bob Grubbs, Dennis Letham, Michele Nelson or any employee of the Issuer designated by any of them who is responsible for assisting insiders with compliance with the Federal securities laws, to sign on behalf of the undersigned any Forms 3, 4, 5 and 144 that are required to be filed from time to time with the Securities and Exchange Commission or the New York Stock Exchange. Such forms shall be completed from the information furnished by me to the Issuer and the information in the Issuer's records.

         This authority shall remain in effect until either I am no longer obligated to report transactions pursuant to Section 16(a) of the Securities Exchange Act of 1934 or the authority has been revoked in writing by me.

  Dated this 16th day of August, 2006



 Signed: /s/ Rodney Arthur Smith

 Printed Name: Rodney Arthur Smith